Exhibit 5


                                     REID & PRIEST LLP
                                    40 West 57th Street
                                 New York, NY  10019-4097
                                  Telephone 212 603-2000
                                     Fax 212 603-2001





                                                New York, New York
                                                July 8, 1996


             Cover-All Technologies Inc.
             18-01 Pollitt Drive
             Fair Lawn, New Jersey  07410

                       Re:  Registration Statement on Form S-3
                            ----------------------------------

             Gentlemen:

                       We have acted as your counsel in connection with
             the filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission relating to the registration under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder (the "Securities Act"), of an aggregate of 6,591,528 shares of Common Stock, par value $0.01 per share (the "Offered Shares") of Cover-All Technologies Inc. (formerly Warner Insurance Services, Inc.) (the "Company") on behalf of certain Selling Securityholders named in the Registration Statement. Capitalized terms used herein but not otherwise defined shall have the respective meanings set forth in the Registration Statement.

                       In connection with the foregoing, we have
             examined copies of the Company's Certificate of Incorporation and By-Laws, each as amended through the date hereof, the minutes of various meetings or unanimous written consents of the Board of Directors of the Company related to the Offering and the transactions contemplated thereby and originals or copies, satisfactory to us, of all such corporate records, agreements, certificates and other documents of the Company as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity and accuracy of all documents submitted to us as originals and the conformity to the original documents of all documents submitted to us as copies. As to questions of fact material to such opinion, we have relied upon certificates of public officials and certificates to officers or other representatives of the Company.

                       Based upon the foregoing and subject to the
             qualifications and limitations stated herein, we are of the opinion that the 5,531,806 Offered Shares currently outstanding are validly issued, fully paid and non-assessable and that the 1,059,722 Offered Shares underlying outstanding warrants (the "Warrants"), upon issuance in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable.

                       We are members of the Bar of the State of New
             York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the State of New York.

                       Our opinion and the matters expressed herein are
             as of the date hereof and we assume no obligation to advise you of any change in any matter set forth herein after the date hereof.

                       We hereby consent to the use of this opinion as
             an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or that we are experts" within the meaning of the Securities Act.

                                                Very truly yours,

                                                /s/ Reid & Priest LLP